Exhibit 99.1

Earnings Conference Call May 5, 2022 8:00 a.m. CT 1 (833) 927-1758 (within North America) 1 (929) 526-1599 (outside of North America) Access Code: 990303 Webcast: ir.dnow.com

NOW Inc. Reports First Quarter 2022 Results

HOUSTON, TX, May 5, 2022 – NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

•	Revenue was $473 million for the first quarter of 2022

•	Net income was $30 million and non-GAAP net income excluding other costs was $15 million for the first quarter of 2022

•	Diluted earnings per share was $0.27 and non-GAAP diluted earnings per share excluding other costs was $0.14 for the first quarter of 2022

•	Non-GAAP EBITDA excluding other costs for the first quarter of 2022 was $28 million or 5.9 percent of revenue

•	Cash and cash equivalents was $293 million and long-term debt was zero at March 31, 2022

•	Raising guidance for full-year 2022 revenue to now increase 20 percent with EBITDA to revenue incrementals approximating 20 percent, compared to full-year 2021

David Cherechinsky, President and CEO of NOW Inc., added, “I am thrilled to see our execution translate into stellar results again this quarter, outperforming our revenue expectations and driving significantly improved earnings. Over the past two years, the tremendous actions taken by our talented employees to positively transform the business is remarkable and has profoundly upgraded the trajectory of DNOW.

This transformation drove both sequential and year over year EBITDA to revenue incrementals higher than 20 percent. Looking forward, as we further leverage our improved operating efficiencies, assisted by the intentional build of inventory to fully service our customers, we expect this momentum to continue and result in a stronger than expected outlook for 2022.”

Prior to the earnings conference call a presentation titled “NOW Inc. First Quarter 2022 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,300 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$293	$313
Receivables, net	341	304
Inventories, net	296	250
Prepaid and other current assets	16	16

Total current assets	946	883
Property, plant and equipment, net	106	111
Deferred income taxes	1	—
Goodwill	67	67
Intangibles, net	8	9
Other assets	34	34

Total assets	$1,162	$1,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$279	$235
Accrued liabilities	109	112
Other current liabilities	7	22

Total current liabilities	395	369
Long-term operating lease liabilities	15	17
Deferred income taxes	1	—
Other long-term liabilities	5	6

Total liabilities	416	392
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 110,669,457 and 110,558,831 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	2,063	2,061
Accumulated deficit	(1,173)	(1,203)
Accumulated other comprehensive loss	(145)	(147)

Total stockholders’ equity	746	712

Total liabilities and stockholders’ equity	$1,162	$1,104

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
Revenue	$473	$361	$432
Operating expenses:
Cost of products	366	286	331
Warehousing, selling and administrative	84	79	91
Impairment and other charges	—	4	3

Operating profit (loss)	23	(8)	7
Other income (expense)	10	(1)	8

Income (loss) before income taxes	33	(9)	15
Income tax provision	3	1	3

Net income (loss)	$30	$(10)	$12

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.27	$(0.09)	$0.11

Diluted earnings (loss) per common share	$0.27	$(0.09)	$0.11

Weighted-average common shares outstanding, basic	111	110	111

Weighted-average common shares outstanding, diluted	111	110	111

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
Revenue:
United States	$334	$252	$303
Canada	82	58	72
International	57	51	57

Total revenue	$473	$361	$432

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
GAAP net income (loss) (1)	$30	$(10)	$12
Interest, net	—	—	—
Income tax provision (benefit)	3	1	3
Depreciation and amortization	4	6	5
Other costs:
Stock-based compensation	2	2	2
Other (2)	(11)	4	(5)

EBITDA excluding other costs	$28	$3	$17

EBITDA % excluding other costs (3)	5.9%	0.8%	3.9%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
GAAP net income (loss) (1)	$30	$(10)	$12
Other, net of tax (4) (5)	(15)	5	(4)

Net income (loss) excluding other costs (5)	$15	$(5)	$8

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2022	2021	2021
GAAP diluted earnings (loss) per share (1)	$0.27	$(0.09)	$0.11
Other, net of tax (4) (5)	(0.13)	0.05	(0.04)

Diluted earnings (loss) per share excluding other costs (5)	$0.14	$(0.04)	$0.07

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

For the three months ended March 31, 2022, Other primarily included a benefit of approximately $13 million related to the decrease of contingent consideration liability, which was included in other income, partially offset by separation and transaction-related charges.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

For the three months ended March 31, 2022, Other, net of tax included a benefit of approximately $4 million from changes in the valuation allowance recorded against the Company’s deferred tax assets, as well as, a benefit of approximately $13 million related to the decrease of contingent consideration liability, partially offset by approximately $2 million in separation and transaction-related charges. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs.

(5)	Totals may not foot due to rounding.

5